CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
USCorp.

We consent to the inclusion in the Company’s Annual Report on Form 10-K/A for the years ended September 30, 2010 and September 30, 2009, of our report relating to the balance sheet of USCorp as of September 30, 2010 and September 320, 2009, and the related statements of operations, stockholders’ equity, cash flows for the years then ended.

\s\ Donahue Associates, LLC
Donahue Associates, LLC

Monmouth Beach, New Jersey
October 11, 2011